SCHEDULE 14A


                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.___)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement           [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[_]  Definitive Additional Materials            Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant
     to Rule 14a-12


                                 ENVIROGEN.INC
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
(5)  Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

     -------------------------------------------------------------------------
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)  Amount previously paid:

     -------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
(3)  Filing Party:

     -------------------------------------------------------------------------
(4)  Date Filed:

     -------------------------------------------------------------------------

                                ENVIROGEN, INC.
                            4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648

                                 _____________


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TIME                     10:00 a.m. on Thursday, May 17, 2001

PLACE                    Envirogen, Inc.
                         4100 Quakerbridge Road
                         Lawrenceville, New Jersey 08648


ITEMS OF BUSINESS        1. To elect six directors to hold office as specified
                            in the proxy statement.

                         2. To appoint Ernst & Young LLP to serve as auditors
                            for the Company for the current fiscal year.

                         3. To act upon any other matters properly coming before
                            the meeting or any adjournment or postponement thereof.

RECORD DATE              The close of business on March 30, 2001 has been fixed
                         as the record date for the meeting. All stockholders of record at that time are entitled to notice of, and all such holders of Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof.

ANNUAL REPORT            The 2000 Annual Report of Envirogen, Inc. is being
                         mailed simultaneously herewith. The Annual Report is not to be considered part of the proxy solicitation materials.

IMPORTANT                In order to avoid additional soliciting expense to the
                         Company, please MARK, SIGN, DATE and MAIL your proxy
                         PROMPTLY in the return envelope provided, even if you plan to attend the meeting. If you attend the meeting and wish to vote your shares in person, arrangements will be made for you to do so.

                                       By order of the Board of Directors,

                                       /s/ Morgan R. Jones

Lawrenceville, New Jersey              Morgan R. Jones
April 6, 2001                          Secretary

                                ENVIROGEN, INC.
                            4100 QUAKERBRIDGE ROAD
                        LAWRENCEVILLE, NEW JERSEY 08648

                           ------------------------

                                PROXY STATEMENT

                           ------------------------

     This proxy statement, which is being sent to stockholders on or about April 6, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of Envirogen, Inc. (the "Company") for use at the forthcoming Annual Meeting of Stockholders to be held on Thursday, May 17, 2001, and at any adjournment or postponement thereof.

     The close of business on March 30, 2001 has been fixed as the record date for the meeting (the "Record Date"). All stockholders at that time are entitled to notice of, and all holders of record of the Company's Common Stock are entitled to vote at, the meeting and any adjournment or postponement thereof. On the Record Date, there were 3,985,205 outstanding shares of Common Stock, which constituted the only outstanding securities of the Company entitled to vote.

VOTING AND REVOCABILITY OF PROXIES

     Each record holder of Common Stock will be entitled to one vote per share. Directors are to be elected by a plurality of the votes of the shares present, in person or by proxy, at the meeting and entitled to vote. Cumulative voting in the election of directors is not permitted. Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the meeting and entitled to vote. If a proxy is marked as "Withhold Authority" or "Abstain" on any matter, or if specific instructions are given that no vote be cast on any specific matter (a "Specified Non-Vote"), the shares represented by such proxy will not be voted on such matter. Abstentions will be included within the number of shares present at the meeting and entitled to vote for purposes of determining whether such matter has been authorized, but nominee and other Specified Non-Votes will not be so included.

     Shares may be voted at the meeting in person or by proxy. All valid proxies received prior to the meeting will be voted. Unless marked to the contrary, such proxies will be voted "FOR" the election of all directors and "FOR" the appointment of Ernst & Young LLP as the Company's independent accountants for 2001. If any other business is brought before the meeting, the proxies will be voted, to the extent permitted by the rules of the Securities and Exchange Commission (the "Commission"), in accordance with the judgment of the persons voting the proxies. A stockholder who has given a proxy may revoke it at any time prior to such proxy being voted at the meeting by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and giving notice of such revocation. Attendance at the meeting does not by itself constitute revocation of a proxy.

     All expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram, or otherwise. Arrangements also may be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation material to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

                      PROPOSAL 1. ELECTION OF DIRECTORS

     The Board of Directors has nominated six persons for election as directors whose terms will expire at the 2002 Annual Meeting of Stockholders, or when their successors are elected and qualified. The nominees are William R. Cook, Robert S. Hillas, Robert F. Johnston, Peter J. Neff and William C. Smith, each of whom is currently a director of the Company, and Robert W. Dunlap. The Board of Directors has nominated Robert W. Dunlap to replace Robert F. Hendrickson who is retiring effective as of the Annual Meeting of Stockholders. Warburg, Pincus Ventures, L. P. has waived its rights to designate one nominee to the Board of Directors with respect to the election of its nominee at this year's Annual Meeting of Stockholders.

     If any nominee should be unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for election of such substitute as the Board of Directors may nominate. Set forth below is certain information with respect to the persons nominated as directors of the Company.

     William R. Cook has been a director of the Company since December 2000 and serves on the Audit Committee. Since August 1999, Mr. Cook has been President and Chief Executive Officer of Severn Trent Services, a water and wastewater utility company, and serves on its Board of Directors. From 1993 to 1998, Mr. Cook served as Chairman, President and Chief Executive Officer of BetzDearborn, Inc., a global manufacturer and supplier of specialty chemicals for the treatment of water, wastewater and process systems. He is also a director of Quaker Chemical Company, and Teleflex, Inc. Mr. Cook is 57 years old.

     Dr. Robert W. Dunlap was employed by ThermoRetec Corporation, an environmental services firm, from December 1995 until March 2001, serving as vice president until April 1998 and as President and Chief Executive Officer until March 2001. Dr. Dunlap was the President and Chief Executive Officer of Remediation Technologies, Inc. from 1985 until 1998. Remediation Technologies, Inc. became a subsidiary of ThermoRetec Corporation in December 1995. Dr. Dunlap serves on the Board of Trustees of Carnegie Mellon University, and is a liaison to the World Business Council for Sustainable Development. Dr. Dunlap is also a director of several privately held companies. Dr. Dunlap is 63 years old.

     Robert S. Hillas has been a director of the Company since April 1997 and has served as President, Chief Executive Officer and Chairman of the Board of the Company since April 1998. Mr. Hillas served as a Managing Director and a member of E.M. Warburg, Pincus & Co., L.L.C., a specialized investment firm, and its predecessors from 1993 until April 1998. He is also a director of ATMI, Inc. Mr. Hillas is 52 years old.

     Robert F. Johnston is a founder of the Company, has been a director since its incorporation in June 1988 and serves on the Audit Committee and the Executive Compensation and Stock Option Committee. Mr. Johnston served as Chairman of the Board from March 1992 to March 1994. Since 1967, Mr. Johnston has been President of Johnston Associates, Inc., a mergers, acquisitions and venture capital firm located in Princeton, New Jersey. Mr. Johnston is also a director of several privately held companies. Mr. Johnston is 64 years old.

     Peter J. Neff has been a director of the Company since July 1996 and serves on the Audit Committee and on the Executive Compensation and Stock Option Committee. Mr. Neff is an international business management consultant. He was Chairman and Chief Executive Officer of Genovo, Inc., a gene therapy company, from January 1997 until December 1997. Mr. Neff was employed by Rhone-Poulenc Inc., a specialty chemical company, from June 1987 to December 1996, where he served as President and Chief Operating Officer until 1991 and as Chief Executive Officer until December 1996. Prior to joining Rhone-Poulenc, Mr. Neff was President and Chief Executive Officer of St. Joe Minerals Corporation, a subsidiary of Fluor Corporation. He is also a director of Homestake Mining Co., UST, Inc., the Chemical Manufacturers Association and the French-American Chamber of Commerce and serves on the Board of Trustees of Rider University. Mr. Neff is 62 years old.

     William C. Smith has been a director of the Company since April 1997. Mr. Smith served as Chairman of the Board of the Company from April 1997 until April 1998 and as Chief Executive Officer from October 1997 until April 1998. He also served as the President and Chief Executive Officer of the Company's Wisconsin Operations Group until his retirement on December 31, 1998. Mr. Smith was the President and Chief Executive Officer of Fluid Management, Inc. ("FMI"), an environmental consulting and engineering firm, from 1989 until April 1997, when FMI was merged into the Company. He has over 40 years of technical and financial management experience in the wood chemicals, plastics and petroleum products industries. Mr. Smith is 69 years old.

Information Concerning Meetings and Certain Committees

     The Board of Directors held five meetings during 2000. The Company has a standing Audit Committee and an Executive Compensation and Stock Option Committee of its Board of Directors.

     The Audit Committee makes recommendations to the Board of Directors concerning the engagement, retention and discharge of independent auditors, reviews with the Company's independent auditors the plans and results of the auditing engagement, the Company's financial statements and the adequacy of the Company's system of internal accounting controls, and directs any investigations into matters within the scope of the foregoing duties. During 2000, the Audit Committee met five times.

     The Executive Compensation and Stock Option Committee makes recommendations to the Board of Directors concerning the remuneration arrangements for senior management and the adoption, extension, amendment and termination of compensation plans in which senior management and other employees may participate. It also exercises administrative power pursuant to certain of those plans, including the Company's 2000 Incentive Stock Option and Non-Qualified Stock Option Plan. The Executive Compensation and Stock Option Committee held two formal meetings during 2000.

     During 2000, all incumbent directors attended in person or by conference telephone at least 75% of the total number of meetings of the Board of Directors and committees of the Board on which they served during their incumbency.

Compensation of Directors

     Non-employee directors (the "Non-Employee Directors") currently receive a $2,000 quarterly retainer and an additional $1,000 for each Board of Directors meeting attended in person and are eligible for stock option grants pursuant to the Company's 1993 Directors' Non-Qualified Stock Option Plan (the "1993 Plan"). Effective January 1, 2001, each director is paid an additional $500 for each meeting of a Board Committee attended in person or by conference call whether or not such committee meeting is held on the same day as a Board Meeting. Directors are also reimbursed for out-of-pocket expenses for attendance at meetings. Pursuant to the Deferred Fee Plan for Non-Employee Directors approved by the Company's stockholders, the quarterly retainer and meeting fees were deferred and credited to stock accounts, established at the time of each deferral, equivalent to shares of the Company's Common Stock, at prices contemporaneous with each deferral date.

     Under the 1993 Plan, upon the initial election of each Non-Employee Director, he will automatically be granted an option to purchase 2,500 shares of Common Stock, and an option to purchase an additional 834 shares of Common Stock shall be granted on June 1 of each year to each Non-Employee Director elected at subsequent Annual Meetings of Stockholders, except that the Chairman of the Board (if he is a Non-Employee Director) shall be granted an option to purchase 1,250 shares instead of 834 shares of Common Stock. The option to purchase 2,500 shares vests over five years, and the option to purchase 834 shares vests on the first anniversary of grant. Non-Employee Directors who are not initially elected at an Annual Meeting of Stockholders will receive (i) an option to purchase 2,500 shares of Common Stock and (ii) an option to purchase a pro rata portion of 834 shares (or 1,250 shares with respect to the Chairman of the Board, if he is a Non-Employee Director) of Common Stock based on the number of full months remaining from the date of election until the next Annual Meeting of Stockholders, divided by twelve. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number. To date, Messrs. Cook, Smith, Neff, Johnston and Hillas (previous to his employment by the Company) have received stock options pursuant to the 1993 Plan.

             PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Ernst & Young LLP served as the Company's independent public accountants for 2000.

     The Company's stockholders will be asked to ratify the appointment of Ernst & Young LLP at the meeting. The ratification of independent public accountants by the stockholders is not required by law or the Company's By-laws. Traditionally, the Company has submitted this matter to the stockholders and believes that it is good practice to continue to do so. A majority of the votes cast in favor of the ratification of Ernst & Young LLP is necessary to approve this matter. If a majority of the votes cast on this matter are not cast in favor of the ratification of Ernst & Young LLP, the Company will appoint other independent public accountants as soon as practicable and before the close of the 2001 year.

     A representative of Ernst & Young LLP is expected to be present at the meeting and will be available to respond to appropriate questions. The Ernst & Young LLP representative will also have the opportunity to make a statement if he or she desires to do so. Fees for the last annual audit were approximately $79,000 and fees for other audit related services were $3,900. Ernst & Young LLP did not provide any other services to the Company during 2000.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001.

                           PROPOSAL 3. OTHER MATTERS

     The Board of Directors knows of no matters to be presented for action at the meeting other than those set forth in the attached notice and customary procedural matters. However, if any other matters should properly come before the meeting or any adjournments or postponements thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Commission, in accordance with the judgment of the persons voting such proxies.

                            ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding shares of Common Stock and certain other holders of such shares (collectively, "Covered Persons"), to file with the Commission and The Nasdaq Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Stock and other equity securities of the Company.

     Based solely upon the Company's review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to the Company's knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 2000 were made on a timely basis.

Executive Compensation

     The following table sets forth certain information, for the Company's last three fiscal years, concerning the annual and long-term compensation paid to each individual serving as the Company's Chief Executive Officer during 2000 and each of the Company's four highest paid executive officers whose total annual salary and bonus during 2000 exceeded $100,000 (collectively, the "Named Officers"):


                          SUMMARY COMPENSATION TABLE


                                                                                    Long-Term
                                                                                      Awards
                                                                                   -------------
                                               Annual Compensation/(1)/             Securities       All Other
                                  -------------------------------------------
    Name and                                                                        Underlying       Compen-
Principal Position                     Year           Salary          Bonus          Options         sation/(2)/
---------------------------------------------------------------------------------------------------------------------------
Robert S. Hillas/(3)/                  2000           $267,030       $   --            25,000        $  3,400
   President, Chief Executive          1999           $254,910       $  3,000          25,000        $  1,569
   Officer and Chairman of             1998           $175,000       $   --            83,334            --
   the Board

Ronald Unterman                        2000           $153,451       $   --            14,000        $  3,069
   Senior Vice President and           1999           $147,946       $  6,000            --          $  2,979
   Chief Scientific Officer            1998           $144,000       $  2,000          38,302        $  2,880

David N. Enegess                       2000           $151,457       $   --            15,000        $  3,029
   Vice President, National            1999           $144,946       $  2,000            --          $  2,949
   Group                               1998           $142,000       $  2,500          18,302        $  2,840

Richard W. Schowengerdt                2000           $147,043       $  2,900          13,000        $  2,722
   Vice President,                     1999           $141,907       $  2,000            --          $  2,549
   Wisconsin Operations                1998           $134,564       $  2,000           3,500        $  1,838

Mark J. Maten                          2000           $139,489       $  3,000          12,000        $  2,790
   Vice President, Finance and         1999           $132,946       $  1,000            --          $  2,699
   Chief Financial Officer             1998           $128,500       $  2,000          33,334        $ 25,688

____________
(1) The costs of certain perquisites and other personal benefits are not included because they did not exceed, in the case of each Named Officer, the lesser of $50,000 or 10% of the total annual salary and bonus indicated in the above table.
(2) With the exception of the amounts listed for Messrs. Maten and Schowengerdt, this column consists of the Company's matching contributions to the Envirogen, Inc. 401(k) Plan. For Mr. Maten, the amount listed for 1998 consists of reimbursement of relocation expenses in connection with Mr. Maten's employment with the Company. For Mr. Schowengerdt, the amount listed for 1998 consists of reimbursement of certain medical expenses.
(3)  Mr. Hillas' employment with the Company commenced in April 1998.

     The following tables set forth certain information concerning stock options granted to the Named Officers during 2000 and unexercised options held by them at December 31, 2000. No options were exercised by the Named Officers during 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                Individual
                          --------------------------------------------------------------------------------------------------
                              Number of
                              Securities           % of Total Options       Exercise
                              Underlying          Granted to Employees       Price        Expiration        Grant Date
       Name                Options Granted/(1)/   in Fiscal Year/(2)/       Per Share        Date        Present Value/(3)/
----------------------------------------------------------------------------------------------------------------------------
Robert S. Hillas                  25,000                 15.0%                $ 1.625        01/03/10         $27,250

Ronald Unterman                   14,000                  8.4%                $ 1.625        01/03/10         $15,260

David N. Enegess                  15,000                  9.0%                $ 1.625        01/03/10         $16,350

Richard W. Schowengerdt           13,000                  7.8%                $ 1.625        01/03/10         $14,170

Mark J. Maten                     12,000                  7.2%                $ 1.625        01/03/10         $13,180

_______________
(1) Such options were granted under the 1990 Plan at an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of grant. Such options are non-transferable and are exercisable in equal installments over a five-year period commencing with the date of grant; provided, however, that such options are immediately exercisable in the case of certain business combinations involving the Company.
(2) The Company granted options to employees to purchase a total of 166,268 shares of Common Stock during 2000.
(3) The grant date present value was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rate of 6.63%; dividend yield of 0%; expected life of 6.5 years; and expected volatility of 64.3%.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES /(1)/

                             Number of Securities Underlying Unexercised          Value of Unexercised  In-the-Money
                                    Options at Fiscal Year-End                      Options at Fiscal Year-End/(2)/
                             -------------------------------------------          ----------------------------------
       Name                  Exercisable            Unexercisable                  Exercisable       Unexercisable

---------------------------------------------------------------------------------------------------------------------
Robert S. Hillas                40,669                  95,999                        --                  --

Ronald Unterman                 15,321                  36,981                        --                  --

David N. Enegess                 7,321                  25,981                        --                  --

Richard W. Schowengerdt          1,400                  15,100                        --                  --

Mark J. Maten                    6,667                  22,000                        --                  --

__________________
(1)  No options were exercised by the Named Officers in 2000.
(2) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Company's Common Stock on December 29, 2000 was $1.00 per share.

    EXECUTIVE COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
                                 COMPENSATION

     The following report of the Executive Compensation and Stock Option Committee is required by the rules of the Commission to be included in this Proxy Statement and addresses the Company's executive compensation policies for the year ended December 31, 2000. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by virtue of any general statement in such filing incorporating this Proxy Statement by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference, and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act. Throughout fiscal 2000, the Executive Compensation and Stock Option Committee was composed of Robert F. Hendrickson, Robert F. Johnston and Peter J. Neff, all non-employee directors.

     General. The Company's compensation policies for executives are intended to further the interests of the Company and its stockholders by encouraging growth of its business through securing, retaining and motivating management employees of high caliber who possess the skills necessary to the development and growth of the Company. The Committee is mindful of the need to align the interests of management with the interests of the Company's stockholders. The establishment of the Company's stock option plans was designed to permit the Company to attract and retain talented managers and motivate such managers to enhance profitability and stockholder returns. The Committee believes that the utilization of stock option plans serves the interests of the stockholders, especially by permitting the Company to preserve cash for operational purposes.

     The Company's compensation package consists of three major components: base compensation, performance bonuses and stock options. Together these elements comprise total compensation value. The total compensation paid to the Company's executive officers is influenced significantly by the need to attract management employees with a high level of expertise and to motivate and retain key executives for the long-term success of the Company and its stockholders.

     Base Compensation. The Committee establishes annual base salary levels for executives based on competitive data, level of experience, position, responsibility, and individual and Company performance. The Company has sought to align base compensation levels comparable to its competitors and other companies in similar stages of development.

     Performance Bonuses. The Company supplements base compensation with awards of performance bonuses in the form of cash and stock options. In establishing bonuses for the fiscal year ended December 31, 2000, the Committee determined that it was in the Company's best interest to pay a combination of cash bonuses and to award stock options.

     Stock Options. The Company grants stock options to its executive management under its stock option plans. Option grants are intended to bring the total compensation to a level that the Company believes is competitive with amounts paid by the Company's competitors and which will offer significant returns if the Company is successful and, therefore, provides significant incentives to management to devote the effort called for by the Company's strategy. The Committee believes that executives' interests are directly tied to enhanced stockholder value. Thus, stock options are used to provide the executive management team with a strong incentive to perform in a manner that will benefit the long-term success of the Company and its stockholders.

     Other Benefits. The Company makes available health care benefits and a 401(k) plan for executive officers on terms generally available to all Company employees. The Committee believes that such benefits are comparable to those offered by other companies of similar size. The amount of perquisites, as determined in accordance with the rules of the Commission relating to executive compensation, did not exceed $50,000 or 10% of the salary of any executive officer in the last fiscal year.

     Chief Executive Officer Compensation. Mr. Hillas served as the Company's President and Chief Executive Officer during 2000. His compensation was paid by the Company pursuant to the terms and conditions of his employment agreement with the Company. See "Executive Compensation" and "Employment and Noncompetition Agreements" for a description of Mr. Hillas' compensation.

                     The Executive Compensation and Stock Option
                     Committee of the Board of Directors
                     Robert F. Hendrickson, Robert F. Johnston and Peter J. Neff

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists of three directors, all of whom are independent for the purposes of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors, which is attached to this proxy statement as Appendix A. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee has reviewed with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and has discussed with Ernst & Young LLP such other matters as are required to be discussed by Statement on Auditing Standards No. 61, which include, among other things, matters related to the conduct of the audit of the Company's financial statements. In addition, the Committee has discussed with Ernst & Young LLP its independence from management and the Company, and has received the written disclosures and letter from Ernst & Young LLP required by the Independence Standards Board Standard No. 1.

     The Committee discussed with the Company's management and Ernst & Young LLP the overall scope and plans for their respective audit. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held five meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors.

                           The Audit Committee of the Board of Directors
                           William R. Cook, Robert F. Johnston and Peter J. Neff

                            STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return of the Company's Common Stock, the Nasdaq Stock Market Index and a peer group index constructed by the Company for the five year period ended December 31, 2000. The peer group index consists of Roy F. Weston Inc., Versar Inc., EA Engineering, Science and Technology, Inc. and Osmonics Inc., each of which is involved in one or more aspects of remediation services or water treatment systems or services. The graph assumes $100 invested on December 31, 1995 in Envirogen and each of the other two indices.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               Value of Investment of $100 on December 31, 1995

                             [GRAPH APPEARS HERE]


       Comparison of Cumulative Total Return among Envirogen, Inc., the
                Nasdaq Stock Market Index and a Peer Group Index

                                     12/95  12/96  12/97  12/98   12/99   12/00
                                     -----  -----  -----  -----   -----   -----
Envirogen, Inc.                      $100    $135    $60   $  9    $ 11    $  7
Nasdaq Stock Market Index (1)        $100    $123    $49   $208    $387    $235
Peer Group Index (2)                 $100    $113    $77   $ 41    $ 44    $ 34

________________
(1) The Company selected the Nasdaq Stock Market Index because the Company's shares are traded on the Nasdaq National Market, and it is a readily available common index. The Company was not able to obtain the Nasdaq Stock Market - U.S. Index used in the Company's 2000 proxy statement.
(2) The Peer Group Index was created by aggregating share prices for all companies included in the group, weighted according to their respective stock market capitalization.

Employment and Noncompetition Agreements

     In April 1998, Robert S. Hillas entered into an employment agreement with the Company providing for his employment as Chairman, President and Chief Executive Officer effective April 20, 1998. The employment agreement is for an initial term of three years with automatic renewals for successive one-year terms unless either party provides notice of non-renewal at least three months prior to the then-current expiration date. Under the agreement Mr. Hillas was to receive, initially, an annual salary of $250,000, subject to such increases, if any, as may be approved by the Board of Directors. He will be eligible to receive annual incentive bonuses based upon corporate and individual performance goals fixed by the Board of Directors and grants of stock options under such stock option plans of the Company as are in effect from time to time, in such amounts and on such terms as the Executive Compensation and Stock Option Committee may determine. Mr. Hillas received upon commencement of his employment an option under the 1990 Plan to purchase 83,334 shares of the Company's Common Stock, initially exercisable in equal increments on each of the first five anniversaries of the grant date. Mr. Hillas purchased an additional 83,334 shares of Common Stock from the Company at $7.50 per share in April 1998, and the Company granted Mr. Hillas certain registration rights with respect to such shares. If Mr. Hillas' employment is terminated prior to the expiration date due to disability, or by the Company without cause (as defined), or by Mr. Hillas with good reason (as defined), including without limitation an election to terminate employment within six months following a change in control (as defined), or if the Company elects not to renew his employment after the expiration date, the Company is obligated to continue to pay salary and provide fringe benefits for 12 months following termination (provided that if he terminates his employment for good reason due to his good faith determination within six months following a change in control that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the change in control, such amounts shall be paid for an additional 12 months so long as he is unable to obtain satisfactory full-time employment, provided he continuously and diligently seeks the same) and to pay a prorated portion of any bonus that would have been paid to him for the year in which such termination occurs. If his employment is terminated by the Company without cause or by Mr. Hillas with good reason, all options held by Mr. Hillas which would vest in such 12-month period will become exercisable on the date of termination. During the term of his employment, Mr. Hillas may not, directly or indirectly, participate in the United States, Canada or any other jurisdiction in which the Company has derived at least $250,000 in revenues during the period the employment agreement was in effect, in any business or enterprise which is directly competitive with any principal line of business of the Company or any of its subsidiaries or affiliates, nor may Mr. Hillas induce any customers or employees of the Company to take actions disadvantageous to the Company for two years after termination of employment.

     The Company has noncompetition agreements with Messrs. Enegess and Unterman, which provide one-year covenants not to compete following termination of employment; provided, however, that if employment is terminated by the Company without cause and the Company elects not to pay an amount equal to such person's annual salary for such one-year period, then there is no such post-termination covenant.

Principal Stockholders

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 23, 2001 by (a) each stockholder known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, of more than 5% of the Common Stock, based upon Company records or Securities and Exchange Commission filings, (b) each director of the Company, (c) each of the Named Officers and (d) all executive officers and directors of the Company as a group. Each of the stockholders named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated.


                                                                          Shares Owned
                                                                 ---------------------------
              Name of Beneficial Owner                             Number          Percent
              ------------------------                             ------          -------
               Warburg, Pincus Ventures, L.P.                    1,015,873/(1)/      25.5%
                  466 Lexington Avenue
                  New York, NY 10017-3147

               Allen & Company Incorporated                        296,013/(2)/       7.4
                  711 Fifth Avenue
                  New York, NY 10022

               Robert S. Hillas, Director and Named Officer        184,791/(3)/       4.6

               Richard W. Schowengerdt, Named Officer              178,604/(4)/       4.5

               William C. Smith, Director                          175,604/(5)/       4.4

               Robert F. Johnston, Director                         78,844/(6)/       2.0

               Robert F. Hendrickson, Director                      26,838/(7)/        *

               Ronald Unterman, Named Officer                       18,121/(8)/        *

               David N. Enegess, Named Officer                      13,138/(9)/        *

               William R. Cook, Director                            10,000             *

               Mark J. Maten, Named Officer                          9,067/(10)/       *

               Peter J. Neff, Director                               5,781/(11)/       *

               Robert W. Dunlap, Nominee for Director                 -                *

               All executive officers and directors as a group     700,788/(12)/     17.1%
                 (ten  persons)

_____________________
     * Less than 1%.

(1) The sole general partner of Warburg, Pincus Ventures, L.P. ("Warburg") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC.
(2) Consists of 277,263 shares beneficially held by Allen & Company and 18,750 shares issuable upon exercise of currently exercisable warrants to Allen & Company. Does not include shares owned by officers and directors of Allen & Company for which Allen & Company disclaims beneficial ownership. Allen Holding Inc. owns 100% of the outstanding stock of Allen & Company and may be deemed to beneficially own all shares owned by Allen & Company.
(3) Includes 50,669 shares issuable upon exercise of options that are currently exercisable.
(4) Includes 4,000 shares issuable upon exercise of options that are currently exercisable.
(5) Does not give effect to the transfer by Mr. Smith in March 1998 of 100,000 shares to a limited partnership of which Mr. Smith and his wife are the sole general partners and trusts for the benefit of his children are the sole limited partners. Includes 834 shares issuable upon exercise of options that are currently exercisable.
(6) Includes 3,336 shares issuable upon exercise of options that are currently exercisable.
(7) Includes 10,587 shares issuable upon exercise of options that are currently exercisable.
(8) Includes 18,121 shares issuable upon exercise of options that are currently exercisable.
(9) Includes 10,321 shares issuable upon exercise of options that are currently exercisable.
(10) Includes 9,067 shares issuable upon exercise of options that are currently exercisable.
(11) Includes 5,197 shares issuable upon exercise of options that are currently exercisable.
(12) See Notes 3 through 11 above.

Certain Transactions

     In April 1998, Robert S. Hillas, the Company's Chairman, President and Chief Executive Officer, purchased 83,334 shares of Common Stock from the Company at $7.50 per share in connection with the execution of his employment agreement. In December 1998, the Company filed a Registration Statement on Form S-3 with the Commission registering the sale of such shares of Common Stock, which Registration Statement was declared effective in July 1999. Mr. Hillas has not sold any of the shares covered by such Registration Statement.

Stockholder Proposals

     The deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders (the "Annual Meeting") is December 15, 2001. The date after which notice of a stockholder proposal submitted outside of the process of Rule 14a-8 of the Exchange Act is considered untimely is February 28, 2002. If notice of a stockholder proposal submitted outside of the process of Rule 14a-8 of the Exchange Act is received by the Company after February 28, 2002, then the Company's proxy for the Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the Annual Meeting.

Miscellaneous

     A copy of the Company's 2000 Annual Report to Stockholders is being mailed simultaneously herewith to stockholders but is not to be regarded as proxy solicitation material.

     The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2000. Copies of exhibits to the Form 10-K also will be furnished upon request and the payment of a reasonable fee. All requests should be directed to Investor Relations, at the offices of the Company set forth on page one of this Proxy Statement.

                                             By order of the Board of Directors,

                                             /s/ Morgan R. Jones

                                             Morgan R. Jones, Secretary
April 6, 2001

                                                                      APPENDIX A

                                ENVIROGEN, INC.
                            AUDIT COMMITTEE CHARTER


The Role of the Audit Committee

The primary responsibility of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities reviewing the Corporation's audit process, financial reporting functions, systems of internal control, and compliance programs. The Committee has unrestricted access to the Corporation's records and personnel, independent accountants or other individuals as deemed necessary. The Audit Committee has the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain independent counsel and other professionals to assist it in the conduct of any investigation.

Committee Composition
---------------------

The membership of the Audit Committee shall be composed of directors who are independent of the management of the Corporation and are free from any relationship (as defined by the Blue Ribbon Committee or determined by the Board) that may interfere with the exercise of their independent judgment as a member of the Committee. All members of the Committee shall have (or obtain within a reasonable timeframe) working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

Frequency of Meetings
---------------------

The Audit committee will meet periodically (e.g., four times a year) or more frequently as deemed necessary to perform its required duties.

Duties of the Audit Committee
-----------------------------

In fulfilling its responsibilities, the Audit Committee provides oversight as follows:

     Audit Process

     * Reviews the coordination of the audit efforts between the independent accountants and management to ensure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     * Recommends to the Board of Directors the annual appointment of the independent accountants (who are ultimately accountable to the Audit Committee and the Board) to audit the Corporation's financial statements, reviews their fee arrangements, and reviews and approves their discharge.

     * Obtains annually from the independent accountant a formal written statement (consistent with Independence Standards, Board Standard #1) that, in their professional judgment, they are independent of the Company.

     * Reviews annually with the independent accountant all significant relationships (or services) the accountants have with the Corporation to evaluate and assure the accountant's objectivity and independence.

     * Reviews annually the audit scope and plan of the independent accountants.

     * Reviews annually with management the risk assessment process and the resulting Internal Audit Plan; reviews audit cycle coverage including coverage provided for the more significant audit risk areas and related staffing levels.

     Financial Reporting

     * Reviews the independent accountants' report(s) and auditor's opinion on the Corporation's financial statements; reviews with management the Corporation's financial statements and recommends their approval to the Board.

     * Reviews the independent accountants' summary of significant accounting, auditing, and internal control issues identified during the audit along with management's corrective action plans, and other matters related to the conduct of the audit which are required to be communicated to the Committee under Generally Accepted Auditing Standards.

     * Reviews with management and the independent accountants significant accounting policy changes or new applicable accounting or reporting standards adopted by management.

     * Reviews with the independent accountant their judgments about the quality and appropriateness, not just the acceptability, of the Corporation's accounting principles and accounting estimates; obtains sufficient information regarding the clarity of financial disclosures and the degree of aggressiveness or conservatism in the Corporation's accounting principles.

     * Reviews with management and the independent accountants interim financial statements/reports prior to filing with the Securities and Exchange Commission (SEC) or other regulatory agencies. The Chair of the Committee may represent the entire Committee for purposes of this review.

     * Reviews with the independent accountants any significant matters identified during interim financial reviews prior to filing interim financial statements.

     Internal Controls

     * Reviews with management and the independent accountants the adequacy of the Corporation's systems of internal control.

     * Reviews periodic reports from management summarizing the results of completed audits/reviews including significant findings, and the resolution status of previously reported significant/key control issues, along with management's responses thereto.

     * Reviews with management and the independent accountants significant risks or exposures, including legal matters.

     Ethical and Legal Compliance Programs

     * Reviews periodically the Corporation's program for monitoring compliance with the Envirogen Securities Trading Policy and the Foreign Corrupt Practices Act of 1977, including violations of such Policy or Act.

     * Reviews the Corporation's legal compliance programs and policies, and reports received from regulatory agencies; monitors the results of compliance efforts.

     Other Matters

     * Reviews and updates, as needed, the Committee Charter on an annual basis; obtains full Board approval of Charter.

     * Meets at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

                                      A-2